EXHIBIT A



    Cinergy Investments, Inc. (Delaware, 10/24/1994)

         Cinergy Solutions Holding Company , Inc. (Delaware, 2/11/1997; formerly Cinergy Solutions, Inc.)
               1388368 Ontario Inc. (Ontario, 12/2/99)
                   Cinergy Solutions Limited Partnership (Ontario,
                   12/14/99)/1/
               3036243 Nova Scotia Company (Nova Scotia, 12/10/99)
                   Cinergy Solutions Limited Partnership (Ontario,
                   12/14/99)/1/
               Vestar, Inc. (Delaware, 4/6/98; formerly Cinergy Business Solutions, Inc.)
                   Vestar Limited (Ontario, 3/9/84; formerly Rose Technology Group Limited)/2/
               Cinergy EPCOM, LLC (Delaware, 8/20/99)
               Cinergy EPCOM College Park, LLC (Delaware, 8/20/99) Cinergy Solutions, Inc. (Delaware, 6/2/2000)
               Cinergy Solutions of Tuscola, Inc. (Delaware, 10/13/98) Energy Equipment Leasing LLC (Delaware, 11/12/98)/3/ Trigen-Cinergy Solutions LLC (Delaware, 2/18/1997)/4/ Trigen-Cinergy Solutions of Ashtabula LLC (Delaware, 4-21-
               99)/3/
               Trigen-Cinergy Solutions of Baltimore LLC (Delaware,
               11/10/98)/3/
               Trigen-Cinergy Solutions of Boca Raton, LLC (Delaware,
               9/4/98)/5/
               Trigen-Cinergy Solutions of Cincinnati LLC (Ohio,
               8/29/1997)/6/
               Trigen-Cinergy Solutions of College Park, LLC (Delaware, 2/18/99)/3/
               Trigen-Cinergy Solutions of Danville LLC (Delaware,
               11/29/99)
               Trigen-Cinergy Solutions of Elmgrove, LLC (Delaware,
               6/14/2000)/5/
               Trigen-Cinergy Solutions of Illinois L.L.C. (Delaware, 4/17/1997)/3/
               Trigen-Cinergy Solutions of Lansing LLC (Delaware,
               11/3/99)/5/
                    Trigen/Cinergy USFOS of Lansing LLC (Delaware
                    11/3/99)/8/
               Trigen-Cinergy Solutions of Orlando LLC (Delaware,
               6/12/1998)/5/
               Trigen-Cinergy Solutions of Owings Mills LLC (Delaware,
               9/20/99)/3/
                    Trigen-Cinergy Solutions of Owings Mills Energy Equipment Leasing, LLC (Delaware, 10/20/99)/3/
               Trigen-Cinergy Solutions of Rochester LLC (Delaware,
               10/20/99)/3/
               Trigen-Cinergy Solutions of Silver Grove LLC (Delaware,
               3/18/99)/3/
               Trigen-Cinergy Solutions of St. Paul LLC (Delaware
               8/13/98)/3/
                    St. Paul Cogeneration LLC (Minnesota, 12/18/98)/7/
               Trigen-Cinergy Solutions of Tuscola, LLC (Delaware,
               8/21/98)/3/

ENDNOTES

/1/ Jointly owned 99.9% by 3036243 Nova Scotia Company and .1% by 1388368 Ontario, Inc.

/2/ 1381055 Ontario, Inc. (Ontario, 10-22-99) and Rose Technology Group Limited (Ontario, 3-9-84) are predecessors to the amalgamation effective 12-17-99.

/3/ Jointly owned 49% by Cinergy Solutions Holding Company, Inc. and 51% by Trigen Solutions, Inc.

/4/ Jointly owned 50% each with Trigen Solutions, Inc., a subsidiary of Trigen Energy Corporation.

/5/ Jointly owned 51% by Cinergy Solutions Holding Company, Inc. and 49% by Trigen Solutions, Inc.

/6/ Effective August 29, 1997, the former Cinergy Cooling Corp. was merged with and into Trigen-Cinergy Solutions of Cincinnati LLC, with said LLC being the surviving company jointly owned 51% by Cinergy Solutions Holding Company, Inc. and 49% by Trigen Solutions, Inc.

/7/ Jointly owned 50% by Trigen-Cinergy Solutions of St. Paul LLC and 50% by Market Street Energy Company, LLC.

/8/ Jointly owned 80% by Trigen-Cinergy Solutions of Lansing LLC and 20% by U.S. Filter Operating Services, LLC.